As filed with the Securities and Exchange Commission on March 8, 2022 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

Intersect ENT, Inc.
(Exact name of Registrant as specified in its charter)
_____________________________________

Delaware	20-0280837
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1555 Adams Drive
Menlo Park, California 94025
(650) 641-2100
(Address of principal executive offices) (Zip code)
_____________________________________
Intersect ENT, Inc. 2014 Equity Incentive Plan
(Full title of the plan)
_____________________________________

Thomas A. West
President and Chief Executive Officer
Intersect ENT, Inc.
1555 Adams Drive
Menlo Park, California 94025
(650) 641-2100
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_____________________________________

Copies to:

Matthew B. Hemington Brett D. White Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________________________

EXPLANATORY NOTE

Intersect ENT, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,009,227 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Intersect ENT, Inc. 2014 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on March 9, 2021 (File No. 333-254034), February 27, 2020 (File No. 333-236706), February 28, 2019 (File No. 333-229956), February 28, 2018 (File No. 333-223307), February 28, 2017 (File No. 333-216319), February 25, 2016 (File No. 333-209713), March 11, 2015 (File No. 333-202670) and on August 6, 2014 (File No. 333-197885) (the “Prior Forms S-8”).

PART II

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein. In addition, the following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

1.The Registrant’s latest Annual Report on Form 10-K (File No. 001-36545) filed with the SEC on March 8, 2022.

2.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36545) filed with the Commission on July 15, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Form 10-K for the year ended December 31, 2020, filed with the Commission on March 9, 2021.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of Intersect ENT, Inc., as currently in effect.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation
4.3(3)	Certificate of Designation of Preferences, Rights and Limitations of Series DF-1 Convertible Preferred Stock
4.4(4)	Amended and Restated Bylaws of Intersect ENT, Inc., as currently in effect.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1(5)	Intersect ENT, Inc. 2014 Equity Incentive Plan, and Form of Option Agreement and Option Grant Notice under the 2014 Equity Incentive Plan.
99.2(6)	Form of Restricted Stock Unit Award Agreement and Award Notice under the 2014 Equity Incentive Plan.
107.1	Filing Fee Table.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36545), filed with the Securities and Exchange Commission on July 30, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36545), filed with the Securities and Exchange Commission on June 15, 2020, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36545), filed with the Securities and Exchange Commission on May 11, 2020, and incorporated herein by reference.
(4)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196974), filed with the Securities and Exchange Commission on July 9, 2014, and incorporated herein by reference.
(5)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196974), filed with the Securities and Exchange Commission on July 14, 2014, and incorporated herein by reference
(6)	Filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K (File No. 001-36545), filed with the Securities and Exchange Commission on January 20, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 8th day of March, 2022.

Intersect ENT, Inc.
By: /S/    Thomas A. West
Thomas A. West
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoint Thomas A. West and Richard A. Meier, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Thomas A. West Thomas A. West	President and Chief Executive Officer (Principal Executive Officer and Director	March 8, 2022

/S/ Richard A. Meier Richard A. Meier	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2022

/S/ Kieran T. Gallahue Kieran T. Gallahue	Chairman of the Board and Director	March 8, 2022

/S/ Neil A. Hattangadi Neil A. Hattangadi	Director	March 8, 2022

/S/ Teresa L. Kline Teresa L. Kline	Director	March 8, 2022

/S/ Cynthia L. Lucchese Cynthia L. Lucchese	Director	March 8, 2022

/S/ Dana G. Mead, Jr. Dana G. Mead, Jr.	Director	March 8, 2022

/S/ Elisabeth Sandoval-Little Elisabeth Sandoval-Little	Director	March 8, 2022